UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2008

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania		19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 995-1700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2008, Willow Financial Bancorp, Inc. (the "Company") received an additional Nasdaq Staff Determination notice from The Nasdaq Stock Market LLC stating that the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14).  The basis for the May 14 notice is the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2008.  As previously announced, the Nasdaq Listing Qualifications Panel (the “Panel”), granted the Company’s prior request to extend the period for filing its quarterly reports on Form 10-Q for the quarters ended September 30, 2007 and December 31, 2007 until May 14, 2008 and May 22, 2008, respectively.  The Company filed its quarterly report for the September 30, 2007 period on May 5, 2008 and expects to file its report for the December 31, 2007 period on or before May 22, 2008.  Thereafter, the Company expects to file its quarterly report for the March 31, 2008 period. As indicated in the Company’s press released dated May 20, 2008 announcing the additional Nasdaq Staff Determination notice, the Company will request a further extension from the Panel to complete and file its Form 10-Q for the period ended March 31, 2008.  Pending a decision by the Panel, the Company’s shares will continue to be listed on the Nasdaq Global Select Market.

A copy of the May 20, 2008, press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
99.1	Press Release dated May 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: May 20, 2008	By:	/s/Donna M. Coughey
Donna M. Coughey
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 20, 2008